UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 1, 2013, the Board of Directors of Crailar Technologies Inc. (the "Company") accepted the resignation of Guy Prevost as the Chief Financial Officer of the Company. Also effective March 1, 2013, the Company accepted the consent to act as Chief Financial Officer of the Company of Theodore Sanders and the consent to act as Corporate Controller and Compliance Officer of the Company of Guy Prevost.

Mr. Sanders brings 20 years of financial management experience in publicly traded and private businesses from startups to multi-billion dollar global companies. Mr. Sanders brings to the CRAiLAR executive management team a proven track record of success, most recently as CFO of U.S. Auto Parts (NASDAQ: PRTS), where revenues doubled during his three-year tenure to more than $325 million through organic growth and acquisition, and at PCM Inc. (NASDAQ: PCMI), where he oversaw revenues of $1.2 billion, acquisitions and subsidiary IPOs with a team of 60 during his 10-year tenure.

As a consequence of the appointment of Mr. Sanders, the Board of Directors and Executive Officers of the Company are now comprised of the following:
Name	Position
Kenneth Barker	Chief Executive Officer and a Director
Jason Finnis	President, Chief Innovation Officer and a Director
Larisa Harrison	Chief Administration Officer, Secretary, Treasurer and a Director
Theodore Sanders	Chief Financial Officer
Guy Prevost	Corporate Controller and Compliance Officer and a Director
Thomas C. Robinson	Chief Operating Officer
Jay Nalbach	Chief Marketing Officer
Robert Edmunds	Director
Miljenko Horvat	Director
Jeremy Jones	Director
Peter Moore	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: March 1, 2013	By: /s/ Guy Prevost Guy Prevost Corporate Controller and Compliance Officer

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